DISTRIBUTION AGREEMENT
                             ----------------------

                  This Agreement, dated as of October 1, 1993, by and between Bailard, Biehl & Kaiser International Fund Group, Inc., a Maryland corporation (the "Company"), on behalf of its series, the Bailard, Biehl & Kaiser
International  Equity  Fund  and  the  Bailard,  Biehl  &  Kaiser  International
Fixed-Income Fund (each a "Fund" and together the "Funds"), and BB&K Fund Services, Inc., a California corporation (the "Distributor"),

                                    RECITALS

                  A. The Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

                  B. The  Distributor  is a  broker-dealer  licensed to act as a distributor of securities, is engaged in the business of selling and distributing securities, including investment company securities, and has the ability to create appropriate and effective sales literature, advertising and other sales and promotional aids.

                  C. The Company desires to retain the Distributor to render such services to the Funds in the manner and on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual and dependent covenants set forth herein, the Company and the Distributor agree as follows:

                                   AGREEMENT

                  1. Appointment of Distributor. The Company hereby appoints the Distributor as its exclusive agent to act as principal underwriter and distributor of the shares of common stock, $0.0001 par value, of the Funds (the "Shares") during the term of this Agreement.

                  2. Acceptance of Appointment. The Distributor hereby accepts such appointment and agrees to use its best efforts lawfully and properly to promote the sale of the Shares; provided, however, that the Distributor may suspend its efforts when, in its judgment, sales of Shares are not commercially reasonable. The Distributor agrees that either Fund may withdraw the offering of the Shares (a) at any time with the consent of the Distributor or (b) without such consent when so required by the provisions of any statute, rule, regulation or order of any governmental body or administrative agency or by order of any court.

                  3. Term of Agreement. Unless sooner terminated as provided herein, this Agreement shall be in effect for a period of two years from the date hereof and shall continue from year to year thereafter, with respect to each Fund, as long as it is specifically approved at least annually (a) by either (i) the Board of Directors of the Company or (ii) the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that
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Fund and (b) by the vote of a majority of the  directors  of the Company who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party at a meeting called for the purpose of voting on such continuance.

                  4. Duties of the Company.

                  (a) The Company shall use its best efforts:

                           (i) to maintain its registration as an open-end management investment company under the 1940 Act and to comply with the provisions of the 1940 Act and the rules and regulations thereunder;

                           (ii) to keep  authorized  and  registered  under  the
                  Securities Act of 1933, as amended (the "1933 Act"), sufficient Shares to meet the reasonable requirements of the Distributor; and

                           (iii) to qualify the Shares for sale and to keep effective and renew such permits and authorizations as may be required for the sale thereof in all jurisdictions, as the Distributor may reasonably request.

                  (b) The Company shall not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares obtained by the Distributor as agent of the Company and submitted by the Distributor to the Company. The Company shall confirm each order upon receipt of a duly executed
Purchase Application in the form contained in the prospectus of each Fund, as amended and supplemented from time to time (the "Prospectus").

                  (c) The Company shall not during the term of this Agreement offer any Shares for sale through any person (as defined in Sections 2(a)(28) and 2(a)(8) of the 1940 Act) other than the Distributor, although the Company reserves the right to sell Shares directly. However, in the event the Distributor is unable to continue to distribute or sell Shares either generally or in specific jurisdictions, the Company may make arrangements for the offer and sale of Shares generally or within the jurisdiction or jurisdictions in which distribution or sale thereof by the Distributor has been prevented; provided that, if the Distributor has removed all material obstacles to resuming the offer and sale generally or within such jurisdictions within 90 days from the date it becomes unable to continue such distribution or sale, then the right of the Company to distribute Shares through persons other than the Distributor shall be extinguished, subject only to the provisions of Section 2 hereof.

                  5. Duties of the Distributor.

                  (a) The Distributor is, and shall use its best efforts to continue to be, a member in good standing of the National Association of
Securities  Dealers,   Inc.  ("NASD"),  a  broker-dealer   registered  with  the
Securities and Exchange Commission under the Securities Exchange Act of 1934 and a broker-dealer licensed in the jurisdictions in which its activities on behalf of the Funds require it to be so licensed.
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                  (b) The Distributor  shall not purchase any Shares except from or on behalf of the Funds as agent.

                  (c) The Distributor shall not directly or indirectly withhold orders for the purchase of Shares, purchase Shares in anticipation of orders or accept conditional orders.

                  (d) The Distributor shall, to the extent it deems necessary in its sole discretion, prepare, print and distribute advertising and sales literature relating to the Funds and the Shares and shall pay all costs incurred in connection therewith, including related travel, telephone and overhead expenses. Any dissemination by the Distributor of such advertising and sales literature shall be in compliance with applicable Federal and state securities laws and regulations. The Distributor shall provide copies of such advertising and sales literature to the Company in order to permit the Company to timely file such advertising and sales literature with the Securities and Exchange Commission, the NASD and any other regulatory authorities, as may be required. The Distributor shall not use any such material to which the Company reasonably and promptly objects.

                   (e) Except with respect to sales and repurchases of Shares, the Distributor shall act as principal in all matters relating to promotion of the Funds and shall enter into all of its engagements, agreements and contracts as principal on its own account.

                  (f) The Distributor shall perform its duties and obligations hereunder in a manner that complies with the terms of the registration statement of the Company filed with the Securities and Exchange Commission, as amended or supplemented from time to time (the "Registration Statement"), the Articles of Incorporation and the By-Laws of the Company, the requirements of the 1940 Act and the securities laws and regulations of the United States and of the jurisdictions in which the Distributor does business or offers Shares on behalf of the Funds, and shall conduct its affairs in accordance with the Rules of Fair Practice of the NASD. Unless otherwise expressly provided or authorized, the Distributor shall have no authority to act for or represent the Company or the Funds in any way, or otherwise be deemed an agent of the Company or the Funds.

                  (g) The Distributor shall maintain all books and records with respect to the Funds required by subparagraph (d) of Rule 3la-1 under the 1940 Act.

                  (h) The services provided by the Distributor under this Agreement are not exclusive, and the Distributor is free to engage in any other business and may render services similar to those provided hereunder to other issuers, including other investment companies.

                  6. Public Offering Price of Shares to be Maintained. The Shares shall be offered and sold only at the public offering price described in the Prospectus, which shall be the then current net asset value per Share (as described in the Prospectus). Provisions of the Prospectus and the Purchase Application contained therein pertaining to the public offering price are specifically incorporated herein by reference.
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                  7. Distributor's  Compensation.  The Distributor shall receive no distribution fee, sales commission or other payment for its services hereunder.

                  8. Indemnification .

                  (a) The Company shall indemnify and hold harmless the Distributor (including for purposes of this Section 8(a), each person deemed to be a controlling person of the Distributor) against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), based upon the 1933 Act, the 1940 Act or any state securities statute or at common law, on the ground that the Registration Statement, or the Prospectus or Statement of Additional Information contained therein, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company in connection therewith by or on behalf of the Distributor. However, in no case shall the Company indemnify the Distributor against any liability to which the Distributor is subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement. The Company shall not be liable to indemnify the Distributor pursuant to this Section 8(a) with respect to any claim made against the Distributor unless the Distributor has notified the Company in writing within a reasonable time after service upon it of first legal process giving information about the nature of the claim, but failure to notify the Company of any such claim shall not relieve it from any liability that it may have to the Distributor otherwise than on account of the indemnity agreement contained herein. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Distributor shall bear the fees and expenses of any additional counsel retained by it. If the Company does not elect to assume the defense of any such suit, it shall reimburse the Distributor for the reasonable fees and expenses of any counsel retained by it. The Company shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Shares.

                  (b) The Distributor shall indemnify and hold harmless the Company and each Fund (including for purposes of this Section 8(b) each person deemed to be a controlling person of the Company or either Fund) against any loss, liability, claim, damage or expense described in Section 8(a) hereof, but only to the extent that any such loss, liability, claim, damage or expense relates to material statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Distributor for use in connection with the Registration Statement, the Prospectus or the Statement of Additional Information as described in Section 8(a).
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                  9. Termination.  This Agreement may be terminated with respect to each Fund at any time, without payment of any penalty, by the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund on not more than 60 days' nor less than 30 days' written notice to the Distributor, or by the Distributor on like notice to the Company. In the absence of the issuance of an order by the Securities and Exchange Commission providing an exemption from the provisions of
Section 15(b) of the 1940 Act, this Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

                  10. Other Provisions.

                  (a) This Agreement shall not be construed as authorizing any broker-dealer or other person (other than the Distributor) to act as agent of any of the Company, the Funds or the Distributor.

                  (b) All records that the Distributor maintains for the Funds are the property of the Company, and the Distributor shall surrender promptly to the Company any of such records upon the Company's request. The Distributor will preserve for the periods prescribed by Rule 3la-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement.

                  (c) The obligations assumed by the Company pursuant to this Agreement with respect to each Fund shall be limited in all cases to the assets of such Fund, and neither the Distributor nor any other person shall be entitled to seek satisfaction of any such obligation from the assets of the other Fund.

                  (d) This Agreement shall be governed by the laws of the State of California and the applicable provisions of the 1940 Act.
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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be executed by their officers duly authorized as of the day and year first above written.

                                        BAILARD, BIEHL & KAISER
                                        INTERNATIONAL FUND GROUP, INC.

                                        By: /s/ P. M. Hill
                                           -------------------------------------

                                        Title: Chairman
                                              ----------------------------------

                                        BB&K FUND SERVICES, INC.

                                        By: /s/ Tina Thomas
                                           -------------------------------------

                                        Title: Treasurer
                                              ----------------------------------
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